Exhibit 10.1
PROMISSORY NOTE

$500,000
New York, New York	May 11, 2009
     FOR VALUE RECEIVED, the undersigned, LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”), promises to pay to the order of PEGASUS PARTNERS IV, L.P., a Delaware limited partnership (“Lender”), the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) or so much thereof as may be outstanding hereunder, together with interest.
     1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at 14% per annum.
     2. Default Rate. All past due principal of and accrued interest on this Note shall bear interest from maturity (stated, by acceleration, or otherwise) until paid at the rate of 18% per annum.
     3. Advances. On the date hereof Lender will loan Borrower $500,000.
     4. Repayments. The principal and interest of this Note shall be due and payable on May 31, 2009 (the “Maturity Date”).
     5. Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty. Subject to Paragraph 16, the net cash proceeds of any Offering shall be applied to payment of: (i) the unpaid principal amount of this Note, together with accrued interest thereon; (ii) the unpaid principal amount of Borrower’s outstanding unsecured bridge loans, together with accrued interest thereon; (iii) the anticipated cash needs of Borrower during 2009, net of other available financings; and (iv) Borrower’s outstanding borrowings that are guaranteed by Lender or an affiliate of Lender.
     6. Events of Default and Remedies. The entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable, without notice or demand which are hereby waived, upon the occurrence of any one or more of the following events of default (individually or collectively, herein called a “Default”):
     (a) The failure or refusal of Borrower to pay all or any part of the principal of or accrued interest on this Note as and when same becomes due and payable in accordance with the terms hereof; or
     (b) Borrower shall: (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its or his or her debts generally as they become due, (iii) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or

     (c) The nonpayment when due of any material indebtedness owed by Borrower, or the occurrence of any event under any document or instrument evidencing, securing, or executed in connection with any such indebtedness which could give the holder thereof the right to declare such indebtedness or any part thereof due prior to its scheduled maturity; or
     (d) The discovery by the holder hereof that any statement, representation, or warranty made by Borrower in any writing, document, or instrument ever delivered to the holder hereof in connection herewith was at the time made false, misleading, or erroneous in any material respect.
     Upon the occurrence of a Default, the holder of this Note may: (a) offset against this Note any sum or sums owed by the holder hereof to Borrower and (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Borrower in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Borrower in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.
     7. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.
     8. Waiver. Borrower, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.
     9. Attorneys’ Fees and Costs. In the event a Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.
     10. Notices. Any notice or demand given hereunder by the holder shall be deemed to have been given and received (a) when actually received by Borrower, if delivered in person or by courier or messenger, or (b) two Business Days (hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Borrower, is deposited in the United States Mail. The address of Borrower is 120 Hancock Lane, Westampton, New Jersey 08060 or such other address as Borrower shall advise the holder hereof by certified or registered letter.
     11. Governing Law. The laws of New York shall govern the construction, validity, enforcement and interpretation of this Note, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

     12. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.
     13. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, that Borrower may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this Note.
     14. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.
     15. Business Day; Payments. As used herein, (a) “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) “Nonbusiness Day” means every day that is not a Business Day. The principal of, or accrued interest on, this Note shall be due and payable in lawful money of the United States of America, in New York, New York at the office of Lender, 505 Park Avenue, 21st Floor, New York, New York 10022, in funds which are or will be available for immediate use by Lender at such office at or before 12:00 p.m., Eastern time (daylight or standard, as applicable) on the day payment hereof is due. In any case where a payment of principal or interest hereon is due on a Nonbusiness Day, Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.
     16. Rollover Right. In addition to the right of set-off following default set forth in Paragraph 6 above, Lender shall have the right to: (i) subscribe (to the full extent of the principal and accrued interest under this Note) on the same terms and conditions as are offered to independent, third party investors in any debt or equity offering of Borrower consummated prior to the Maturity Date and (ii) offset any sums payable by Lender to Borrower thereunder against any sums payable by Borrower pursuant to this Note.
     17. Consent to Jurisdiction. BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN NEW YORK, NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW YORK, NEW YORK, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER AND AGREES THAT ALL SUCH

SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN PARAGRAPH 10 HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
     18. Waiver of Jury Trial. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
     19. ENTIRETIES. THIS NOTE, TOGETHER WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Stephen Hamilton
	Name:	Stephen Hamilton
	Title:	Vice President — Finance

4